As filed with the Securities and Exchange Commission on June 24, 1998 Registration No.
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                         UnderThe Securities Act of l933

                               CEL-SCI CORPORATION

                        (Exact name of issuer as specified in its charter)

       Colorado                                    84-0916344
 ----------------------------                    -------------------
 (State or other jurisdiction                    (I.R.S. Employer
  of incorporation or organization               Identification No.)

  8229 Boone Blvd., Suite 802
      Vienna, Virginia                                 22182
  ----------------------------                        --------
 (Address of Principal Executive Offices)            (Zip Code)

                          Incentive Stock Option Plans
                        Non-Qualified Stock Option Plans
                               Stock Bonus Plans
                        --------------------------------
                               (Full Title of Plan)

                                Geert R. Kersten
                               CEL-SCI Corporation
                           8229 Boone Blvd., Suite 802
                              Vienna, Virginia 22182
                     -------------------------------------
                    (Name and address of agent for service)

                                (703) 506-9460
                 ------------------------------------------
        (Telephone number, including area code, of agent for service)

         Copies of all communications, including all communications sent to agent for service to:

                              William T. Hart, Esq.
                                 Hart & Trinen
                             l624 Washington Street
                             Denver, Colorado 80203
                                 (303) 839-0061

                          CALCULATION OF REGISTRATION FEE
                                       Proposed        Proposed
Title of                                maximum        maximum
securities               Amount        offering       aggregate     Amount of
 to be                    to be          price        offering    registration
registered            registered (1)  per share (2)     price
-----------------------------------------------------------------------------
      fee

Common Stock             300,000          $4.94      $1,482,000     $438
Issuable Pursuant
to Incentive Stock
Option Plan

Common Stock           1,400,000          $4.94      $6,916,000    $2,040
Issuable Pursuant
to Non-Qualified
Stock Option Plans

Common Stock Issuable    100,000          $4.94        $494,000     $146
Pursuant to Stock Bonus
Plans

                       ---------                     ----------    ------
                       1,800,000                     $8,892,000    $2,624
                       =========                     ==========    ======

------------------------------------------------------------------------------

(1) This Registration Statement also covers such additional number of shares, presently undeterminable, as may become issuable under the Plans in the event of stock dividends, stock splits, recapitalizations or other changes in the Common Stock. The shares subject to this Registration Statement reflect the shares available for issuance pursuant to (i) options granted under the Incentive Stock Option and Non-Qualified Stock Option Plans, and (ii) shares granted pursuant to the Company's Stock Bonus Plans all of which may be reoffered in accordance with the provisions of Form S-8.

(2) Varied, but not less than the fair market value on the date that the options were or are granted. Pursuant to Rule 457(g), the proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average bid and asked prices of the Registrant's Common Stock on June 23, 1998.

                               CEL-SCI CORPORATION
              Cross Reference Sheet Required Pursuant to Rule 404
                                     PART 1
                       IINFORMATION REQUIRED IN PROSPECTUS
(NOTE: Pursuant to instructions to Form S-8, the Prospectus described below is not filed with this Registration Statement.)

Item
 No.     Form S-8 Caption                              Caption in Prospectus
----     -----------------                          --------------------------
  1.     Plan Information

         (a)  General Plan Information             Stock Option and Bonus Plans

         (b)  Securities to be Offered             Stock Option and Bonus Plans

         (c)  Employees who may Participate
              in the Plan                          Stock Option and Bonus Plans

         (d)  Purchase of Securities Pursuant
              to the Plan and Payment for
              Securities Offered                   Stock Option and Bonus Plans

         (e)  Resale Restrictions                 Resale of Shares by Affiliates

         (f)  Tax Effects of Plan
              Participation                        Stock Option and Bonus Plans

         (g)  Investment of Funds                  Not Applicable.

         (h)  Withdrawal from the Plan;
              Assignment of Interest               Other Information Regarding
                                                   the Plans

         (i)  Forfeitures and Penalties            Other Information Regarding
                                                   the Plans

         (j)  Charges and Deductions and
              Liens Therefore                      Other Information Regarding
                                                   the Plans

    2.   Registrant Information and Employee
         Plan Annual Information                   Available Information,
                                                   Documents Incorporated by
                                                   Reference

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3 - Incorporation of Documents by Reference
------------------------------------------------
The following documents filed by the Company with the Securities and Exchange Commission are incorporated by reference in this Registration Statement: Annual Report on Form l0-K for the year ending September 30, 1997, report on Form 10-Q for the quarter ending December 31, 1997, report on Form 10-Q for quarter ending March 31, 1998 and Proxy Statement relating to the Company's May 29, 1998 Annual Meeting of Shareholders. All reports and documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement of which this Prospectus is a part which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part thereof from the date of filing of such reports or documents.

Item 4 - Description of Securities
-----------------------------------
         Not required.

Item 5 - Interests of Named Experts and Counsel
------------------------------------------------
         Not Applicable.

Item 6 - Indemnification of Directors and Officers
---------------------------------------------------
The Bylaws of the Company provide in substance that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that such person is or was a director, officer, employee, fiduciary or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person to the full extent permitted by the laws of the state of Colorado; and that expenses incurred in defending any such civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such director, officer or employee to repay such amount to the Company unless it shall ultimately be determined that such person is entitled to be indemnified by the Company as authorized in the Bylaws.

Item 7 - Exemption from Registration Claimed
---------------------------------------------
         None.

Item  8  -   Exhibits
---------------------
 4  -   Instruments  Defining  Rights
 of Security Holders

   (a) - Common Stock                       Incorporated   by   reference   to
                                          Exhibit   4(a)   of  the   Company's
                                          Registration   Statements   on  Form
                                          S-l,   File   Nos.   2-85547-D   and
                                          33-7531.

   (b) - 1996 Non-Qualified Stock Option Plan, ---------------------------------
        as amended

   (c) - 1998 Incentive Stock Option Plan     ----------------------------------

   (d) - 1998 Non-Qualified Stock Option Plan ----------------------------------

   (e) - 1998 Stock Bonus Plan                ----------------------------------

  5 - Opinion Regarding Legality              ----------------------------------

 l5 - Letter Regarding Unaudited Interim
       Financial Information                        None

 23 - Consent of Independent Public
        Accountants and Attorneys            ----------------------------------

 24 - Power of Attorney                     Included in the signature page
                                            of this Registration Statement

  99 - Additional Exhibits
    (Re-Offer Prospectus)                    ----------------------------------

Item 9 - Undertakings

         (a)  The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i)  to  include   any   prospectus   required  by  Section
                        l0(a)(3) of the Securities Act of l933;

                   (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                   (iii)to include any material  information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

                        Provided,   however,   that  paragraphs   (a)(l)(i)  and
                        (a)(l)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section l3 or Section l5(d) of the Securities Act of l934

              (2) That, for the purpose of determining any liability under the Securities Act of l933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of l933, each filing of the registrant's Annual Report pursuant to Section l3(a) or Section l5(d) of the Securities Exchange Act of l934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section l5(d) of the Securities Exchange Act of l934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 POWER OF ATTORNEY
                     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Maximilian de Clara and Geert R. Kersten, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes or substitute may lawfully do or cause to be done by virtue hereof.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of l933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alexandria, State of Virginia, on June 23, 1998.

                               CEL-SCI CORPORATION

                                       By:     /s/ Maximilian de Clara
                                          --------------------------------
                                          MAXIMILIAN DE CLARA, PRESIDENT

         Pursuant to the requirements of the Securities Act of l933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                            Title                      Date

/s/ Maximilian de Clara        Director and President        June 23, 1998
------------------------
 MAXIMILIAN DE CLARA



/s/ Geert R. Kersten           Director,Principal            June 23, 1998
--------------------           Financial Officer and
GEERT R. KERSTEN               Chief Executive Officer


--------------------           Director                      June 23, l998
MARK V. SORESI

/s/ Donald Hudson              Director                      June 23, 1998
--------------------
F. DONALD HUDSON

                                    FORM S-8
                              CEL-SCI Corporation
                                8229 Boone Blvd.
                                    Suite 802
                             Vienna, Virginia 22182


                                   EXHIBITS

Exhibits
--------

  4   -   Instruments Defining Rights of
          Security Holders

  (a) -   Common Stock                          Incorporated by  reference   to
                                                Exhibit 4(a) of the Company's
                                                Registration Statements on Form
                                                S-l, File Nos. 2-85547-D and
                                                33-7531.

   (b) - 1996 Non-Qualified Stock Option Plan,  --------------------------------
         as amended

   (c) - 1998 Incentive Stock Option Plan       --------------------------------

   (d) - 1998 Non-Qualified Stock Option Plan   --------------------------------

   (e) - 1998 Stock Bonus Plan                  --------------------------------

  5 - Opinion Regarding Legality                --------------------------------

 l5 - Letter Regarding Unaudited Interim
      Financial Information                      None

 23 - Consent of Independent Public
        Accountants and Attorneys               --------------------------------

 24 - Power of Attorney                          Included in the signature page
                                                 of this Registration Statement

99 - Additional Exhibits
      (Re-Offer Prospectus)                     --------------------------------

                                 EXHIBIT 4(b)

                             CEL-SCI CORPORATION
                     1996 NON-QUALIFIED STOCK OPTION PLAN
                                 (As amended)


         1. Purpose. This 1996 Non-Qualified Stock Option Plan (the "Plan") is intended to advance the interests of CEL-SCI Corporation (the "Company") and its shareholders, by encouraging and enabling selected officers, directors, consultants and key employees upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, to acquire and retain a proprietary interest in the Company by ownership of its stock. Options granted under the Plan are intended to be Options which do not meet the requirements of Section 422 of the Internal Revenue Code of l954, as amended (the "Code").

         2.   Definitions.

         (a)  "Board" means the Board of Directors of the Company.

         (b) "Committee" means the directors duly appointed to administer the Plan.

         (c)  "Common Stock" means the Company's Common Stock.

         (d) "Date of Grant" means the date on which an Option is granted under the Plan.

         (e) "Option" means an Option granted under the Plan.

         (f) "Optionee" means a person to whom an Option, which has not expired, has been granted under the Plan.

         (g) "Successor" means the legal representative of the estate of a deceased optionee or the person or persons who acquire the right to exercise an Option by bequest or inheritance or by reason of the death of any Optionee.

         3. Administration of Plan. The Plan shall be administered by the Company's Board of Directors or in the alternative, by a committee of two or more directors appointed by the Board (the "Committee"). If a Committee should be appointed, the Committee shall report all action taken by it to the Board. The Committee shall have full and final authority in its discretion, subject to the provisions of the Plan, to determine the individuals to whom and the time or times at which Options shall be granted and the number of shares and purchase price of Common Stock covered by each Option; to construe and interpret the Plan; to determine the terms and provisions of the respective Option agreements, which need not be identical, including, but without limitation, terms covering the payment of the Option Price; and to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan. All such actions and determinations shall be conclusively binding for all purposes and upon all persons.

         4. Common Stock Subject to Options. The aggregate number of shares of the Company's Common Stock which may be issued upon the exercise of Options granted under the Plan shall not exceed 1,500,000, subject to adjustment under the provisions of paragraph 7. The shares of Common Stock to be issued upon the exercise of Options may be authorized but unissued shares, shares issued and reacquired by the Company or shares bought on the market for the purposes of the Plan. In the event any Option shall, for any reason, terminate or expire or be surrendered without having been exercised in full, the shares subject to such Option but not purchased thereunder shall again be available for Options to be granted under the Plan.

         5. Participants. Options may be granted under the Plan the Company's employees, directors and officers, and consultants or advisors to the Company, provided however that bona fide services shall be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

         6. Terms and Conditions of Options. Any Option granted under the Plan shall be evidenced by an agreement executed by the Company and the recipient and shall contain such terms and be in such form as the Committee may from time to time approve, subject to the following limitations and conditions:

              (a) Option Price. The Option Price per share with respect to each Option shall be determined by the Committee but shall in no instance be less than the market value of the Common Stock.

              (b) Period of Option. The period during which each option may be exercised, and the expiration date of each Option shall be fixed by the Committee, but, notwithstanding any provision of the Plan to the contrary, such expiration date shall not be more than ten years from the date of Grant.

              (c) Vesting of Shareholder Rights. Neither an Optionee nor his successor shall have any rights as a shareholder of the Company until the certificates evidencing the shares purchased are properly delivered to such Optionee or his successor.

              (d) Exercise of Option. Each Option shall be exercisable from time to time during a period (or periods) determined by the Committee and ending upon the expiration or termination of the Option; provided, however, the Committee may, by the provisions of any Option Agreement, limit the number of shares purchasable thereunder in any period or periods of time during which the Option is exercisable.

              (e) Nontransferability of Option. No Option shall be transferable or assignable by an Optionee, otherwise than by will or the laws of descent and distribution and each Option shall be exercisable, during the Optionee's lifetime, only by him. No Option shall be pledged or hypothecated in any way and no Option shall be subject to execution, attachment, or similar process except with the express consent of the Committee.

              (f) Death of Optionee. If an Optionee dies while holding an Option granted hereunder, his Option privileges shall be limited to the shares which were immediately purchasable by him at the date of death and such Option privileges shall expire unless exercised by his successor within four months after the date of death.

         7. Reclassification, Consolidation, or Merger. If and to the extent that the number of issued shares of Common Stock of the Corporation shall be increased or reduced by change in par value, split up, reclassification, distribution of a dividend payable in stock, or the like, the number of shares subject to Option and the Option price per share shall be proportionately adjusted by the Committee, whose determination shall be conclusive. If the Corporation is reorganized or consolidated or merged with another corporation, an Optionee granted an Option hereunder shall be entitled to receive Options covering shares of such reorganized, consolidated, or merged company in the same proportion, at an equivalent price, and subject to the same conditions. The new Option or assumption of the old Option shall not give Optionee additional benefits which he did not have under the old Option, or deprive him of benefits which he had under the old Option.

         8. Restrictions on Issuing Shares. The exercise of each Option shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration, or qualification of any shares otherwise deliverable upon such exercise upon any securities exchange or under any state or federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares purchased thereto, then in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

Unless the shares of stock covered by the Plan have been registered with the Securities and Exchange Commission pursuant to Section 5 of the Securities Act of l933, each optionee shall, by accepting an option, represent and agree, for himself and his transferees by will or the laws of descent and distribution, that all shares of stock purchased upon the exercise of the option will be acquired for investment and not for resale or distribution. Upon such exercise of any portion of an option, the person entitled to exercise the same shall, upon request of the Company, furnish evidence satisfactory to the Company (including a written and signed representation) to the effect that the shares of stock are being acquired in good faith for investment and not for resale or distribution. Furthermore, the Company may, if it deems appropriate, affix a legend to certificates representing shares of stock purchased upon exercise of options indicating that such shares have not been registered with the Securities and Exchange Commission and may so notify the Company's transfer agent. Such shares may be disposed of by an optionee in the following manner only: (l) pursuant to an effective registration statement covering such resale or reoffer,
(2) pursuant to an applicable exemption from registration as indicated in a written opinion of counsel acceptable to the Company, or (3) in a transaction that meets all the requirements of Rule l44 of the Securities and Exchange Commission. If shares of stock covered by the Plan have been registered with the Securities and Exchange Commission, no such restrictions on resale shall apply, except in the case of optionees who are directors, officers, or principal shareholders of the Company. Such persons may dispose of shares only by one of the three aforesaid methods.

         9. Use of Proceeds. The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of Options granted under the Plan shall be added to the Company's general funds and used for general corporate purposes.

         l0. Amendment, Suspension, and Termination of Plan. The Board of Directors may alter, suspend, or discontinue the Plan, but may not, without the approval of a majority of those holders of the Company's Common Stock voting in person or by proxy at any meeting of the Company's shareholders, make any alteration or amendment thereof which operates to (a) abolish the Committee, change the qualification of its members, or withdraw the administration of the Plan from its supervision, (b) make any material change in the class of eligible employees as defined in paragraph 5, (c) increase the total number of shares reserved for purposes of this Plan except as provided in paragraph 7, (d) increase the total number of shares for which an option or options may be granted to any one employee, (e) extend the term of the Plan or the maximum option periods provided in paragraph 6, (f) decrease the minimum option price provided in paragraph 6, except as provided in paragraph 7, or (g) materially increase the benefits accruing to employees participating under this Plan.

         Unless the Plan shall theretofore have been terminated by the Board, the Plan shall terminate ten years after the effective date of the Plan. No Option may be granted during any suspension or after the termination of the Plan. No amendment, suspension, or termination of the Plan shall, without an Optionee's consent, alter or impair any of the rights or obligations under any Option theretofore granted to such Optionee under the Plan.

         11. Limitations. Every right of action by or on behalf of the Company or by any shareholder against any past, present or future member of the Board, or any officer or employee of the Company arising out of or in connection with this Plan shall, irrespective of the place where such action may be brought and irrespective of the place of residence of any such director, officer or employee cease and be barred by the expiration of one year from whichever is the later of
(a) the date of the act or omission in respect of which such right of action arises; or (b) the first date upon which there has been made generally available to shareholders an annual report of the Company or any proxy statement for the annual meeting of shareholders following the issuance of such annual report, which annual report and proxy statement alone or together set forth, for the related period, the number of shares issuable upon the exercise of the options granted pursuant to this Plan; and any and all right of action by any employee (past, present or future) against the Company arising out of or in connection with this Plan shall, irrespective of the place where such action may be brought, cease and be barred by the expiration of one year from the date of the act or omission in respect of which such right of action arises.

         l2. Governing Law. The Plan shall be governed by the laws of the State of Colorado.

         l3. Expenses of Administration. All costs and expenses incurred in the operation and administration of this Plan shall be borne by the Company.

                                  CEL-SCI CORPORATION



                                  By------------------------

                                 EXHIBIT 4(c)

                             CEL-SCI CORPORATION
                       1998 INCENTIVE STOCK OPTION PLAN



         l. Purpose. The purpose of the 1998 Incentive Stock Option Plan (the "Plan") is to advance the interests of CEL-SCI Corporation and any subsidiary corporation (hereinafter referred to as the "Company") and all of its shareholders, by strengthening the Company's ability to attract and retain in its employ individuals of training, experience, and ability, and to furnish additional incentive to officers and valued employees upon whose judgment, initiative, and efforts the successful conduct and development of its business largely depends, by encouraging such officers and employees to become owners of capital stock of the Company.

              This will be effected through the granting of stock options as herein provided, which options are intended to qualify as "Incentive Stock Options" within the meaning of Section 422 of the Internal Revenue Code, as amended (the "Code").

         2.   Definitions.

         (a)  "Board" means the Board of Directors of the Company.

         (b) "Committee" means the directors duly appointed to administer the Plan.

         (c)  "Common Stock" means the Company's Common Stock.

         (d) "Date of Grant" means the date on which an Option is granted under the Plan.

         (e) "Option" means an Option granted under the Plan.

         (f) "Optionee" means a person to whom an Option, which has not expired, has been granted under the Plan.

         (g) "Successor" means the legal representative of the estate of a deceased optionee or the person or persons who acquire the right to exercise an Option by bequest or inheritance or by reason of the death of any Optionee.

         3. Administration of Plan. The Plan shall be administered by the Company's Board of Directors or in the alternative, by a committee of two or more directors appointed by the Board (the "Committee"). If a Committee should be appointed, the Committee shall report all action taken by it to the Board. The Committee shall have full and final authority in its discretion, subject to the provisions of the Plan, to determine the individuals to whom and the time or times at which Options shall be granted and the number of shares and purchase price of Common Stock covered by each Option; to construe and interpret the Plan; to determine the terms and provisions of the respective Option agreements, which need not be identical, including, but without limitation, terms covering the payment of the Option Price; and to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan. All such actions and determinations shall be conclusively binding for all purposes and upon all persons.

         4. Common Stock Subject to Options. The aggregate number of shares of the Company's Common Stock which may be issued upon the exercise of Options granted under the Plan shall not exceed 300,000, subject to adjustment under the provisions of paragraph 9. The shares of Common Stock to be issued upon the exercise of Options may be authorized but unissued shares, shares issued and reacquired by the Company or shares bought on the market for the purposes of the Plan. In the event any Option shall, for any reason, terminate or expire or be surrendered without having been exercised in full, the shares subject to such Option but not purchased thereunder shall again be available for Options to be granted under the Plan.

              The aggregate fair market value (determined as of the time any option is granted) of the stock for which any employee may be granted options which are first exercisable in any single calendar year under this Plan (and any other plan of the Company meeting the requirements for Incentive Stock Option Plans) shall not exceed $100,000.

         5. Participants. Options will be granted only to persons who are employees of the Company and only in connection with any such person's employment. The term "employees" shall include officers as well as other employees, and the officers and other employees who are directors of the Company. The Committee will determine the employees to be granted options and the number of shares subject to each option.

         6. Terms and Conditions of Options. Any Option granted under the Plan shall be evidenced by an agreement executed by the Company and the recipient and shall contain such terms and be in such form as the Committee may from time to time approve, subject to the following limitations and conditions:

              (a) Option Price. The purchase price of each option shall not be less than l00% of the fair market value of the Company's common stock at the time of the granting of the option provided, however, if the optionee, at the time the option is granted, owns stock possessing more than l0% of the total combined voting power of all classes of stock of the Company, the purchase price of the option shall not be less than ll0% of the fair market value of the stock at the time of the granting of the option.

              (b) Period of Option. The maximum period for exercising an option shall be l0 years from the date upon which the option is granted, provided, however, if the optionee, at the time the option is granted, owns stock possessing more than l0% of the total combined voting power of all classes of stock of the Company, the maximum period for exercising an option shall be five years from the date upon which the option is granted and provided further, however, that these periods may be shortened in accordance with the pro- visions of Paragraphs 6 or 7 below.

              Subject to the foregoing, the period during which each option may be exercised, and the expiration date of each Option shall be fixed by the Committee.

              (c) Vesting of Shareholder Rights. Neither an Optionee nor his successor shall have any rights as a shareholder of the Company until the certificates evidencing the shares purchased are properly delivered to such Optionee or his successor.

              (d) Exercise of Option. Each Option shall be exercisable from time to time during a period (or periods) determined by the Committee and ending upon the expiration or termination of the Option; provided, however, the Committee may, by the provisions of any Option Agreement, limit the number of shares purchasable thereunder in any period or periods of time during which the Option is exercisable. An Option shall not be exercisable in whole or in part prior to the date of shareholder approval of the Plan.

              Options may be exercised in part from time to time during the option period. The exercise of any option will be contingent upon compliance by the Optionee (or purchaser acting pursuant to Section 6(b)) with the provisions of Section 10 below and upon receipt by the Company of either (i) cash or certified bank check payable to its order in the amount of the purchase price of such shares (ii) shares of Company stock having a fair market value equal to the purchase price of such shares, or (iii) a combination of (i) and (ii). If any law or regulation requires the Company to take any action with respect to the shares to be issued upon exercise of any option, then the date for delivery of such stock shall be extended for the period necessary to take such action.

              (e) Nontransferability of Option. No Option shall be transferable or assignable by an Optionee, otherwise than by will or the laws of de- scent and distribution and each Option shall be exercisable, during the Optionee's lifetime, only by him. No Option shall be pledged or hypothecated in any way and no Option shall be subject to execution, attachment, or similar process except with the express consent of the Committee.

              (f) Death of Optionee. In the event of the death of an optionee while in the employ of the Company, the option theretofore granted to him shall be exercisable only within the three months succeeding such death and then only
(i) by the person or persons to whom the optionee's rights under the option shall pass by the optionee's will or by the laws of descent and distribution, and (ii) if and to the extent that he was entitled to exercise the option at the date of his death.

         7. Assumed Options. In connection with any transaction to which Section 424(a) of the Code is applicable, options may be granted pursuant hereto in substitution of existing options or existing options may be assumed as prescribed by that Section and any regulations issued thereunder. Notwithstanding anything to the contrary contained in this Plan, options granted pursuant to this Paragraph shall be at prices and shall contain such terms, provisions, and conditions as may be determined by the Committee and shall include such provisions and conditions as may be necessary to meet the requirements of Section 424(a) of the Code.

         8. Certain Dispositions of Shares. Any options granted pursuant to this Plan shall be conditioned such that if, within the earlier of (i) the two-year period beginning on the date of grant of an option or (ii) the one-year period beginning on the date after which any share of stock is transferred to an individual pursuant to his exercise of an option, such an individual makes a disposition of such share of stock by way of sale, exchange, gift, transfer of legal title, or otherwise, such individual shall promptly report such disposition to the Company in writing and shall furnish to the Company such details concerning such disposition as the Company may reasonably request.

         9. Reclassification, Consolidation, or Merger. If and to the extent that the number of issued shares of Common Stock of the Corporation shall be increased or reduced by change in par value, split up, reclassification, distribution of a dividend payable in stock, or the like, the number of shares subject to Option and the Option price per share shall be proportionately adjusted by the Committee, whose determination shall be conclusive. If the Corporation is reorganized or consolidated or merged with another corporation, an Optionee granted an Option hereunder shall be entitled to receive Options covering shares of such reorganized, consolidated, or merged company in the same proportion, at an equivalent price, and subject to the same conditions. The new Option or assumption of the old Option shall not give Optionee additional benefits which he did not have under the old Option, or deprive him of benefits which he had under the old Option.

         10. Restrictions on Issuing Shares. The exercise of each Option shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration, or qualification of any shares otherwise deliverable upon such exercise upon any securities exchange or under any state or federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares purchased thereto, then in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

         Unless the shares of stock covered by the Plan have been registered with the Securities and Exchange Commission pursuant to Section 5 of the Securities Act of l933, each optionee shall, by accepting an option, represent and agree, for himself and his transferees by will or the laws of descent and distribution, that all shares of stock purchased upon the exercise of the option will be acquired for investment and not for resale or distribution. Upon such exercise of any portion of an option, the person entitled to exercise the same shall, upon request of the Company, furnish evidence satisfactory to the Company (including a written and signed representation) to the effect that the shares of stock are being acquired in good faith for investment and not for resale or distribution. Furthermore, the Company may, if it deems appropriate, affix a legend to certificates representing shares of stock purchased upon exercise of options indicating that such shares have not been registered with the Securities and Exchange Commission and may so notify its transfer agent. Such shares may be disposed of by an optionee in the following manner only: (l) pursuant to an effective registration statement covering such resale or reoffer, (2) pursuant to an applicable exemption from registration as indicated in a written opinion of counsel acceptable to the Company, or (3) in a transaction that meets all the requirements of Rule l44 of the Securities and Exchange Commission. If shares of stock covered by the Plan have been registered with the Securities and Exchange Commission, no such restrictions on resale shall apply, except in the case of optionees who are directors, officers, or principal shareholders of the Company. Such persons may dispose of shares only by one of the three aforesaid methods.

         11. Use of Proceeds. The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of Options granted under the Plan shall be added to the Company's general funds and used for general corporate purposes.

         l2. Amendment, Suspension, and Termination of Plan. The Board of Directors may alter, suspend, or discontinue the Plan, but may not, without the approval of a majority of those holders of the Company's Common Stock voting in person or by proxy at any meeting of the Company's shareholders, make any alteration or amendment thereof which operates to (a) abolish the Committee, change the qualification of its members, or withdraw the administration of the Plan from its supervision, (b) make any material change in the class of eligible employees as defined in Section 5, (c) increase the total number of shares reserved for purposes of this Plan except as provided in Section 9, (d) increase the total number of shares for which an option or options may be granted to any one employee, (e) extend the term of the Plan or the maximum option periods provided in paragraph 6, (f) decrease the minimum option price provided in paragraph 6, except as provided in paragraph 9, or (g) materially increase the benefits accruing to employees participating under this Plan.

         Unless the Plan shall theretofore have been terminated by the Board, the Plan shall terminate ten years after the effective date of the Plan. No Option may be granted during any suspension or after the termination of the Plan. No amendment, suspension, or termination of the Plan shall, without an Optionee's consent, alter or impair any of the rights or obligations under any Option theretofore granted to such Optionee under the Plan.

         13. Limitations. Every right of action by or on behalf of the Company or by any shareholder against any past, present or future member of the Board, or any officer or employee of the Company arising out of or in connection with this Plan shall, irrespective of the place where such action may be brought and irrespective of the place of residence of any such director, officer or employee cease and be barred by the expiration of one year from whichever is the later of
(a) the date of the act or omission in respect of which such right of action arises; or (b) the first date upon which there has been made generally available to shareholders an annual report of the Company or any proxy statement for the annual meeting of shareholders following the issuance of such annual report, which annual report and proxy statement alone or together set forth, for the related period, the number of shares issuable upon the exercise of the options granted pursuant to this Plan; and any and all right of action by any employee (past, present or future) against the Company arising out of or in connection with this Plan shall, irrespective of the place where such action may be brought, cease and be barred by the expiration of one year from the date of the act or omission in respect of which such right of action arises.

         l4.  Effective Date of the Plan.

         This Plan shall become effective upon the adoption thereof by the Board of Directors of the Company.

         l5. Governing Law. The Plan shall be governed by the laws of the State of Colorado.

         l6. Expenses of Administration. All costs and expenses incurred in the operation and administration of this Plan shall be borne by the Company.


                                  CEL-SCI CORPORATION


                                  By-------------------------

                                 EXHIBIT 4(d)

                             CEL-SCI CORPORATION
                     1998 NON-QUALIFIED STOCK OPTION PLAN



         1. Purpose. This 1998 Non-Qualified Stock Option Plan (the "Plan") is intended to advance the interests of CEL-SCI Corporation (the "Company") and its shareholders, by encouraging and enabling selected officers, directors, consultants and key employees upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, to acquire and retain a proprietary interest in the Company by ownership of its stock. Options granted under the Plan are intended to be Options which do not meet the requirements of Section 422 of the Internal Revenue Code of l954, as amended (the "Code").

         2.   Definitions.

         (a)  "Board" means the Board of Directors of the Company.

         (b) "Committee" means the directors duly appointed to administer the Plan.

         (c)  "Common Stock" means the Company's Common Stock.

         (d) "Date of Grant" means the date on which an Option is granted under the Plan.

         (e) "Option" means an Option granted under the Plan.

         (f) "Optionee" means a person to whom an Option, which has not expired, has been granted under the Plan.

         (g) "Successor" means the legal representative of the estate of a deceased optionee or the person or persons who acquire the right to exercise an Option by bequest or inheritance or by reason of the death of any Optionee.

         3. Administration of Plan. The Plan shall be administered by the Company's Board of Directors or in the alternative, by a committee of two or more directors appointed by the Board (the "Committee"). If a Committee should be appointed, the Committee shall report all action taken by it to the Board. The Committee shall have full and final authority in its discretion, subject to the provisions of the Plan, to determine the individuals to whom and the time or times at which Options shall be granted and the number of shares and purchase price of Common Stock covered by each Option; to construe and interpret the Plan; to determine the terms and provisions of the respective Option agreements, which need not be identical, including, but without limitation, terms covering the payment of the Option Price; and to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan. All such actions and determinations shall be conclusively binding for all purposes and upon all persons.

         4. Common Stock Subject to Options. The aggregate number of shares of the Company's Common Stock which may be issued upon the exercise of Options granted under the Plan shall not exceed 300,000, subject to adjustment under the provisions of paragraph 7. The shares of Common Stock to be issued upon the exercise of Options may be authorized but unissued shares, shares issued and reacquired by the Company or shares bought on the market for the purposes of the Plan. In the event any Option shall, for any reason, terminate or expire or be surrendered without having been exercised in full, the shares subject to such Option but not purchased thereunder shall again be available for Options to be granted under the Plan.

         5. Participants. Options may be granted under the Plan the Company's employees, directors and officers, and consultants or advisors to the Company, provided however that bona fide services shall be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

         6. Terms and Conditions of Options. Any Option granted under the Plan shall be evidenced by an agreement executed by the Company and the recipient and shall contain such terms and be in such form as the Committee may from time to time approve, subject to the following limitations and conditions:

              (a) Option Price. The Option Price per share with respect to each Option shall be determined by the Committee but shall in no instance be less than the par value of the Common Stock.

              (b) Period of Option. The period during which each option may be exercised, and the expiration date of each Option shall be fixed by the Committee, but, notwithstanding any provision of the Plan to the contrary, such expiration date shall not be more than ten years from the date of Grant.

              (c) Vesting of Shareholder Rights. Neither an Optionee nor his successor shall have any rights as a shareholder of the Company until the certificates evidencing the shares purchased are properly delivered to such Optionee or his successor.

              (d) Exercise of Option. Each Option shall be exercisable from time to time during a period (or periods) determined by the Committee and ending upon the expiration or termination of the Option; provided, however, the Committee may, by the provisions of any Option Agreement, limit the number of shares purchasable thereunder in any period or periods of time during which the Option is exercisable.

              (e) Nontransferability of Option. No Option shall be transfer-able or assignable by an Optionee, otherwise than by will or the laws of descent and distribution and each Option shall be exercisable, during the Optionee's lifetime, only by him. No Option shall be pledged or hypothecated in any way and no Option shall be subject to execution, attachment, or similar process except with the express consent of the Committee.

              (f) Death of Optionee. If an Optionee dies while holding an Option granted hereunder, his Option privileges shall be limited to the shares which were immediately purchasable by him at the date of death and such Option privileges shall expire unless exercised by his successor within four months after the date of death.

         7. Reclassification, Consolidation, or Merger. If and to the extent that the number of issued shares of Common Stock of the Corporation shall be increased or reduced by change in par value, split up, reclassification, distribution of a dividend payable in stock, or the like, the number of shares subject to Option and the Option price per share shall be proportionately adjusted by the Committee, whose determination shall be conclusive. If the Corporation is reorganized or consolidated or merged with another corporation, an Optionee granted an Option hereunder shall be entitled to receive Options covering shares of such reorganized, consolidated, or merged company in the same proportion, at an equivalent price, and subject to the same conditions. The new Option or assumption of the old Option shall not give Optionee additional benefits which he did not have under the old Option, or deprive him of benefits which he had under the old Option.

         8. Restrictions on Issuing Shares. The exercise of each Option shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration, or qualification of any shares otherwise deliverable upon such exercise upon any securities exchange or under any state or federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares purchased thereto, then in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

              Unless the shares of stock covered by the Plan have been registered with the Securities and Exchange Commission pursuant to Section 5 of the Securities Act of l933, each optionee shall, by accepting an option, represent and agree, for himself and his transferees by will or the laws of descent and distribution, that all shares of stock purchased upon the exercise of the option will be acquired for investment and not for resale or distribution. Upon such exercise of any portion of an option, the person entitled to exercise the same shall, upon request of the Company, furnish evidence satisfactory to the Company (including a written and signed representation) to the effect that the shares of stock are being acquired in good faith for investment and not for resale or distribution. Furthermore, the Company may, if it deems appropriate, affix a legend to certificates representing shares of stock purchased upon exercise of options indicating that such shares have not been registered with the Securities and Exchange Commission and may so notify the Company's transfer agent. Such shares may be disposed of by an optionee in the following manner only: (l) pursuant to an effective registration statement covering such resale or reoffer, (2) pursuant to an applicable exemption from registration as indicated in a written opinion of counsel acceptable to the Company, or (3) in a transaction that meets all the requirements of Rule l44 of the Securities and Exchange Commission. If shares of stock covered by the Plan have been registered with the Securities and Exchange Commission, no such restrictions on resale shall apply, except in the case of optionees who are directors, officers, or principal shareholders of the Company. Such persons may dispose of shares only by one of the three aforesaid methods.

         9. Use of Proceeds. The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of Options granted under the Plan shall be added to the Company's general funds and used for general corporate purposes.

         l0. Amendment, Suspension, and Termination of Plan. The Board of Directors may alter, suspend, or discontinue the Plan, but may not, without the approval of a majority of those holders of the Company's Common Stock voting in person or by proxy at any meeting of the Company's shareholders, make any alteration or amendment thereof which operates to (a) abolish the Committee, change the qualification of its members, or withdraw the administration of the Plan from its supervision, (b) make any material change in the class of eligible employees as defined in paragraph 5, (c) increase the total number of shares reserved for purposes of this Plan except as provided in paragraph 7, (d) increase the total number of shares for which an option or options may be granted to any one employee, (e) extend the term of the Plan or the maximum option periods provided in paragraph 6, (f) decrease the minimum option price provided in paragraph 6, except as provided in paragraph 7, or (g) materially increase the benefits accruing to employees participating under this Plan.

         Unless the Plan shall theretofore have been terminated by the Board, the Plan shall terminate ten years after the effective date of the Plan. No Option may be granted during any suspension or after the termination of the Plan. No amendment, suspension, or termination of the Plan shall, without an Optionee's consent, alter or impair any of the rights or obligations under any Option theretofore granted to such Optionee under the Plan.

         11. Limitations. Every right of action by or on behalf of the Company or by any shareholder against any past, present or future member of the Board, or any officer or employee of the Company arising out of or in connection with this Plan shall, irrespective of the place where such action may be brought and irrespective of the place of residence of any such director, officer or employee cease and be barred by the expiration of one year from whichever is the later of
(a) the date of the act or omission in respect of which such right of action arises; or (b) the first date upon which there has been made generally available to shareholders an annual report of the Company or any proxy statement for the annual meeting of shareholders following the issuance of such annual report, which annual report and proxy statement alone or together set forth, for the related period, the number of shares issuable upon the exercise of the options granted pursuant to this Plan; and any and all right of action by any employee (past, present or future) against the Company arising out of or in connection with this Plan shall, irrespective of the place where such action may be brought, cease and be barred by the expiration of one year from the date of the act or omission in respect of which such right of action arises.

         l2. Governing Law. The Plan shall be governed by the laws of the State of Colorado.

         l3. Expenses of Administration. All costs and expenses incurred in the operation and administration of this Plan shall be borne by the Company.

                                  CEL-SCI CORPORATION



                                  By -------------------------

                                 EXHIBIT 4(e)

                             CEL-SCI CORPORATION
                               STOCK BONUS PLAN


         l. Purpose. The purpose of this Plan is to advance the interests of Cel-Sci Corporation (the "Company") and its shareholders, by encouraging and enabling selected officers, directors, consultants and key employees upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, to acquire and retain a proprietary interest in the Company by ownership of its stock, to keep personnel of experience and ability in the employ of the Company and to compensate them for their contributions to the growth and profits of the Company and thereby induce them to continue to make such contributions in the future.

         2.   Definitions.

              A.   "Board" shall mean the board of directors of the Company.

              B.   "Committee"   means  the   directors   duly   appointed  to
administer the Plan.

              C.   "Plan" shall mean this Stock Bonus Plan.

              D. "Bonus Share" shall mean the shares of common stock of the Company reserved pursuant to Section 4 hereof and any such shares issued to a Recipient pursuant to this Plan.

              E. "Recipient" shall mean any individual rendering services for the Company to whom shares are granted pursuant to this Plan.

         3. Administration of Plan. The Plan shall be administered by a committee of two or more directors appointed by the Board (the "Committee"). The Committee shall report all action taken by it to the Board. The Committee shall have full and final authority in its discretion, subject to the provisions of the Plan, to determine the individuals to whom and the time or times at which Bonus Shares shall be granted and the number of Bonus Shares; to construe and interpret the Plan; and to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan. All such actions and determinations shall be conclusively binding for all purposes and upon all persons.

         4. Bonus Share Reserve. There shall be established a Bonus Share Reserve to which shall be credited 100,000 shares of the Company's common stock. In the event that the shares of common stock of the Company should, as a result of a stock split or stock dividend or combination of shares or any other change, or exchange for other securities by reclassification, reorganization, merger, consolidation, recapitalization or otherwise, be increased or decreased or changed into or exchanged for, a different number or kind of shares of stock or other securities of the Company or of another corporation, the number of shares then remaining in the Bonus Share Reserve shall be appropriately adjusted to reflect such action. Upon the grant of shares hereunder, this reserve shall be reduced by the number of shares so granted. Distributions of Bonus Shares may, as the Committee shall in its sole discretion determine, be made from authorized but unissued shares or from treasury shares. All authorized and unissued shares issued as Bonus Shares in accordance with the Plan shall be fully paid and nonassessable and free from preemptive rights.

         5. Eligibility, and Granting and Vesting of Bonus Shares. Bonus Shares may be granted under the Plan to the Company's employees, directors and officers, and consultants or advisors to the Company, provided however that bona fide services shall be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

              The Committee, in its sole discretion, is empowered to grant to an eligible Participant a number of Bonus Shares as it shall determine from time to time. Each grant of these Bonus Shares shall become vested according to a schedule to be established by the Committee directors at the time of the grant. For purposes of this plan, vesting shall mean the period during which the recipient must remain an employee or provide services for the Company. At such time as the employment of the Recipient ceases, any shares not fully vested shall be forfeited by the Recipient and shall be returned to the Bonus Share Reserve. The Committee, in its sole discretion, may also impose restrictions on the future transferability of the bonus shares, which restrictions shall be set forth on the notification to the Recipient of the grant.

              The aggregate number of Bonus Shares which may be granted pursuant to this Plan shall not exceed the amount available therefore in the Bonus Share Reserve.

         6. Form of Grants. Each grant shall specify the number of Bonus Shares subject thereto, subject to the provisions of Section 5 hereof.

              At the time of making any grant, the Committee shall advise the Recipient by delivery of written notice, in the form of Exhibit A hereto annexed.

         7.   Recipients' Representations.

              A. The Committee may require that, in acquiring any Bonus Shares, the Recipient agree with, and represent to, the Company that the Recipient is acquiring such Bonus Shares for the purpose of investment and with no present intention to transfer, sell or otherwise dispose of shares except such distribution by a legal representative as shall be required by will or the laws of any jurisdiction in winding-up the estate of any Recipient. Such shares shall be transferable thereafter only if the proposed transfer shall be permissible pursuant to the Plan and if, in the opinion of counsel (who shall be satisfactory to the Committee), such transfer shall at such time be in compliance with applicable securities laws.

          B. To effectuate Paragraph A above, the Recipient shall deliver to the Committee, in duplicate, an agreement in writing, signed by the Recipient
, in form and substance as set forth in Exhibit B hereto annexed, and the Committee shall forthwith acknowledge its receipt thereof. 8. Restrictions Upon Issuance.

              A.  Bonus  Shares  shall   forthwith   after  the  making  of  any
representations required by Section 6 hereof, or if no representations are required then within thirty (30) days of the date of grant, be duly issued and transferred and a certificate or certificates for such shares shall be issued in the Recipient's name. The Recipient shall thereupon be a shareholder with respect to all the shares represented by such certificate or certificates, shall have all the rights of a shareholder with respect to all such shares, including the right to vote such shares and to receive all dividends and other distributions (subject to the provisions of Section 7(B) hereof) paid with respect to such shares. Certificates of stock representing Bonus Shares shall be imprinted with a legend to the effect that the shares represented thereby are subject to the provisions of this Agreement, and to the vesting and transfer limitations established by the Committee, and each transfer agent for the common stock shall be instructed to like effect with respect of such shares.

B. In the event that, as the result of a stock split or stock dividend or combination of shares or any other change, or exchange for other securities, by reclassification, reorganization, merger, consolidation, recapitalization or otherwise, the Recipient shall, as owner of the Bonus Shares subject to restrictions hereunder, be entitled to new or additional or different shares of stock or securities, the certificate or certificates for, or other evidences of, such new or additional or different shares or securities, together with a stock power or other instrument of transfer appropriately endorsed, shall also be imprinted with a legend as provided in Section 7(A), and all provisions of the Plan relating to restrictions herein set forth shall thereupon be applicable to such new or additional or different shares or securities to the extent applicable to the shares with respect to which they were distributed.

              C. The grant of any Bonus Shares shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration, or qualification of any Bonus Shares upon such exercise upon any securities exchange or under any state or federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance of any Bonus Shares, then in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

D.  Unless  the  Bonus  Shares  covered  by  the  Plan  have  been registered with the Securities and Exchange Commission pursuant to Section 5 of the Securities Act of l933, each Recipient shall, by accepting a Bonus Share, represent and agree, for himself and his transferees by will or the laws of descent and distribution, that all Bonus Shares were acquired for investment and not for resale or distribution. Upon such exercise of any portion of an option, the person entitled to exercise the same shall, upon request of the Committee, furnish evidence satisfactory to the Committee (including a written and signed representation) to the effect that the shares of stock are being acquired in good faith for investment and not for resale or distribution. Furthermore, the Committee may, if it deems appropriate, affix a legend to certificates representing Bonus Shares indicating that such Bonus Shares have not been registered with the Securities and Exchange Commission and may so notify the Company's transfer agent. Such shares may be disposed of by a Recipient in the following manner only: (l) pursuant to an effective registration statement covering such resale or reoffer, (2) pursuant to an applicable exemption from registration as indicated in a written opinion of counsel acceptable to the Company, or (3) in a transaction that meets all the requirements of Rule l44 of the Securities and Exchange Commission. If Bonus Shares covered by the Plan have been registered with the Securities and Exchange Commission, no such restrictions on resale shall apply, except in the case of Recipients who are directors, officers, or principal shareholders of the Company. Such persons may dispose of shares only by one of the three aforesaid methods.

         9. Limitations. Neither the action of the Company in establishing the Plan, nor any action taken by it nor by the Committee under the Plan, nor any provision of the Plan, shall be construed as giving to any person the right to be retained in the employ of the Company.

              Every right of action by or on behalf of the Company or by any shareholder against any past, present or future member of the Board, or any officer or employee of the Company arising out of or in connection with this Plan shall, irrespective of the place where action may be brought and irrespective of the place of residence of any such director, officer or employee cease and be barred by the expiration of one year from whichever is the later of
(a) the date of the act or omission in respect of which such right of action arises; or (b) the first date upon which there has been made generally available to shareholders an annual report of the Company or any proxy statement for the annual meeting of shareholders following the issuance of such annual report, which annual report and proxy statement alone or together set forth, for the related period, the number of shares issued pursuant to this Plan; and any and all right of action by any employee (past, present or future) against the Company arising out of or in connection with this Plan shall, irrespective of the place where action may be brought, cease and be barred by the expiration of one year from the date of the act or omission in respect of which such right of action arises.

        l0. Amendment, Suspension or Termination of the Plan. The Board of Directors may alter, suspend, or discontinue the Plan, but may not, without the approval of a majority of those holders of the Company's Common Stock voting in person or by proxy at any meeting of the Company's shareholders, make any alteration or amendment thereof which operates to (a) abolish the Committee, change the qualification of its members, or withdraw the administration of the Plan from its supervision, (b) make any material change in the class of eligible employees as defined in paragraph 5, (c) increase the total number of shares reserved for purposes of this Plan except as provided in paragraph 4, (d) extend the term of the Plan or, (e) materially increase the benefits accruing to persons participating under this Plan.

         Unless the Plan shall theretofore have been terminated by the Board, the Plan shall terminate ten years after the effective date of the Plan. No Bonus Share may be granted during any suspension or after the termination of the Plan. No amendment, suspension, or termination of the Plan shall, without a recipient's consent, alter or impair any of the rights or obligations under any Bonus Share theretofore granted to such recipient under the Plan.

         ll. Governing Law. The Plan shall be governed by the laws of the State of Colorado.

         l2. Expenses of Administration. All costs and expenses incurred in the operation and administration of this Plan shall be borne by the Company.


                                  CEL-SCI CORPORATION



                                  By--------------------------

                                  - EXHIBIT A -
                              CEL-SCI CORPORATION
                                STOCK BONUS PLAN

         TO:  Recipient:
          PLEASE BE ADVISED that CEL-SCI Corporation has on the date hereof granted to the Recipient the number of Bonus Shares as set forth under and pursuant to the Stock Bonus Plan. Before these shares are to be issued, the Recipient must deliver to the Committee that administers the Stock Bonus Plan an agreement in duplicate, in the form as Exhibit B hereto. The Bonus Shares are issued subject to the following vesting and transfer limitations.

         Vesting:
         -------

         Number of Shares                   Date of Vesting
         ---------------                    ---------------


         Transfer Limitations:
         --------------------


                               CEL-SCI CORPORATION


                               By-------------------------

   ------------
     Date

                                 - EXHIBIT B -


CEL-SCI Corporation
8229 Boone Blvd., Suite 802
Vienna,  Virginia  22182


Gentlemen:

          I represent and agree that said Bonus Shares are being acquired by me for investment and that I have no present intention to transfer, sell or otherwise dispose of such shares, except as permitted pursuant to the Plan and in compliance with applicable securities laws, and agree further that said shares are being acquired by me in accordance with and subject to the terms, provisions and conditions of said Plan, to all of which I hereby expressly assent. These agreements shall bind and inure to the benefit of my heirs, legal representatives, successors and assigns.

         My address of record is:


         and my social security number:                              .

                                  Very truly yours,




Receipt of the above is hereby acknowledged.

                             CEL-SCI CORPORATION



                            By--------------------
      ----------
        Date               its----------------------

                                  EXHIBIT 5

                                June 23, 1998


CEL-SCI Corporation
8229 Boone Blvd., Suite 802
Vienna,  Virginia 22182

 Gentlemen:

               This letter will constitute an opinion upon the legality of the sale by CEL-SCI Corporation, a Colorado corporation, of up to 1,600,000 shares of Common Stock, all as referred to in the Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission. We have examined the Articles of Incorporation, the Bylaws and the minutes of the Board of Directors of the Company and the applicable laws of the State of Colorado, and a copy of the Registration Statement. In our opinion, the Company has duly authorized the issuance of the shares of stock mentioned above and such shares when issued will be legally issued, fully paid, and nonassessable.

                                  Very truly yours,

                                  HART & TRINEN


                                  By  /s/ William T. Hart
                                    ---------------------
                                      William T. Hart

                                  EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of CEL-SCI Corporation on Form S-8 of our report dated December 8, l997, appearing in the Annual Report on Form l0-K of CEL-SCI Corporation for the year ended September 30, l997.







DELOITTE & TOUCHE LLP
Washington, D.C.
June 17, l998

                             CONSENT OF ATTORNEYS

              Reference is made to the Registration Statement of CEL-SCI Corporation on Form S-8 whereby the Company proposes to sell 1,600,000 shares of the Company's Common Stock. Reference is also made to Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be issued and sold.

         We hereby consent to the use of our opinion concerning the validity of the securities proposed to be issued and sold.

                                  Very truly yours,

                                  HART & TRINEN



                                  By  /s/ William T. Hart
                                     ---------------------
                                       William T. Hart

Denver, Colorado
June 23, 1998

                                  EXHIBIT 99

                                 - EXHIBIT B -


CEL-SCI Corporation
8229 Boone Blvd., Suite 802
Vienna,  Virginia  22182

Gentlemen:

               I represent  and agree that said Bonus Shares are being  acquired by me for investment and that I have no present intention to transfer, sell or otherwise dispose of such shares, except as permitted pursuant to the Plan and in compliance with applicable securities laws, and agree further that said shares are being acquired by me in accordance with and subject to the terms, provisions and conditions of said Plan, to all of which I hereby expressly assent. These agreements shall bind and inure to the benefit of my heirs, legal representatives, successors and assigns.

         My address of record is:


         and my social security number:                              .

                                  Very truly yours,




Receipt of the above is hereby acknowledged.

                             CEL-SCI CORPORATION



      -------                By-----------------------
        Date                 its---------------------

                               CEL-SCI CORPORATION

                                  Common Stock

      THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS".


         THESE   SECURITIES  HAVE  NOT  BEEN  APPROVED  OR  DISAPPROVED  BY  THE
SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
 OFFENSE.

         This Prospectus relates to shares (the "Shares") of common stock (the "Common Stock") of CEL-SCI Corporation (the "Company") which may be issued pursuant to certain employee incentive plans adopted by the Company. The employee incentive plans provide for the grant, to selected employees of the Company and other persons, of either stock bonuses or options to purchase shares of the Company's Common Stock. Persons who received Shares pursuant to the Plans and who are offering such Shares to the public by means of this Prospectus are referred to as the "Selling Shareholders".

         The Company has Incentive Stock Option Plans, Non-Qualified Stock Option Plans and Stock Bonus Plans. In some cases the plans described above are collectively referred to as the "Plans". The terms and conditions of any stock bonus and the terms and conditions of any options, including the price of the shares of Common Stock issuable on the exercise of options, are governed by the provisions of the respective Plans and the stock bonus or stock option agreements between the Company and the Plan participants.

         The Selling Shareholders may offer the shares from time to time in negotiated transactions in the over-the-counter market, at fixed prices which may be changed from time to time, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through securities broker/dealers, and such broker/dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom such broker/dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker/dealer might be in excess of customary commissions). See "Selling Shareholders" and "Plan of Distribution".

         None of the proceeds from the sale of the Shares by the Selling Shareholders will be received by the Company. The Company has agreed to bear all expenses (other than underwriting discounts, selling commissions and fees and expenses of counsel and other advisers to the Selling Shareholders). The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

                         The date of this Prospectus is --- , 1998.

                            AVAILABLE INFORMATION

         The Company is subject to the information requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Proxy statements, reports and other information concerning the Company can be inspected and copied at Room 1024 of the Commission's office at 450 Fifth Street, N.W., Washington, D.C. 20549, and the Commission's Regional Offices in New York (7 World Trade Center, Suite l300, New York, New York 10048), and Chicago (Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511), and copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Certain information concerning the Company is also available at the Internet Web Site maintained by the Securities and Exchange Commission at www.sec.gov. This Prospectus does not contain all information set forth in the Registration Statement of which this Prospectus forms a part and exhibits thereto which the Company has filed with the Commission under the Securities Act and to which reference is hereby made.

                     DOCUMENTS INCORPORATED BY REFERENCE

         The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into this Prospectus). Requests should be directed to:

                             CEL-SCI Corporation
                               8229 Boone Blvd.
                                  Suite 802
                            Vienna, Virginia 223l4
                                (703) 506-9460
                             Attention: Secretary

         The following documents filed with the Commission by the Company (Commission File No. 0-11503) are hereby incorporated by reference into this
Prospectus:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997; and

         (2) The Company's report on Form 10-Q for the quarter ended December 31, 1997.

         (3) The Company's report on Form 10-Q for the quarter ended March 31, 1998.

         (4) Proxy Statement relating to the May 29, 1998 Annual Meeting of Shareholders.

  All documents filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering registered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                              TABLE OF CONTENTS
                                                                        PAGE




THE COMPANY ......................................................        5

RISK FACTORS .....................................................        7

DILUTION  AND  COMPARATIVE  SHARE  DATA  .........................       10

USE OF PROCEEDS...................................................       14

SELLING SHAREHOLDERS..............................................       14

PLAN OF  DISTRIBUTION.............................................       17

DESCRIPTION  OF COMMON STOCK......................................       18

GENERAL ..........................................................       18

                                 THE COMPANY

         CEL-SCI Corporation (the "Company") was formed as a Colorado corporation in 1983. The Company is involved in the research and development of certain drugs and vaccines. The Company's first product, MULTIKINETM, manufactured using the Company's proprietary cell culture technologies, is a combination, or "cocktail", of natural human interleukin-2 ("IL-2") and certain lymphokines and cytokines. MULTIKINE is being tested to determine if it is effective in improving the immune response of cancer patients. The Company's second product, HGP-30, is being tested to determine if it is an effective treatment/vaccine against the AIDS virus. In 1996, the Company acquired a new patented T-cell Modulation Process which uses "heteroconjugates" to direct the body to choose a specific immune response. The Company intends to use this new technology to improve the cellular immune response of persons vaccinated with HGP-30 and to develop potential treatments and/or vaccines against various diseases. Present target diseases are AIDS, herpes simplex, malaria, tuberculosis, prostate cancer and breast cancer.

         Before human testing can begin with respect to a drug or biological product, preclinical studies are conducted in laboratory animals to evaluate the potential efficacy and the safety of a product. Human clinical studies generally involve a three-phase process. The initial clinical evaluation, Phase I, consists of administering the product and testing for safe and tolerable dosage levels. Phase II trials continue the evaluation of immunogenicity and determine the appropriate dosage for the product, identify possible side effects and risks in a larger group of subjects, and provide preliminary indications of efficacy. Phase III trials consist of testing for actual clinical efficacy for safety within an expanded group of patients at geographically dispersed test sites.

         In March 1995, the Canadian Health Protection Branch, Health and Welfare Ministry gave clearance to the Company to start a phase I/II cancer study using MULTIKINE. The study, which will enroll twenty head and neck cancer patients who have failed conventional treatments, will be conducted at several sites in the United States and Canada and is designed to evaluate safety, tumor responses and immune responses in patients treated with multiple courses of MULTIKINE. The length of time that each patient will remain on the investigational treatment will depend on the patient's response to treatment.

         In February 1996 the FDA authorized the start of two human clinical studies using MULTIKINE and focusing on prostate and head and neck cancer. The prostate study was conducted at Jefferson Hospital in Philadelphia, Pennsylvania and involved prostate cancer patients who had failed on hormonal therapy. Five patients completed the treatment and the data from this study demonstrated the safety and feasibility of using MULTIKINE in the treatment of prostate cancer. Biopsies from the patients in the study also suggest the recruitment of inflammatory cells to the tumor site. Based on these findings, investigators are currently preparing a new protocol for evaluation by the FDA to study the ability of MULTIKINE to treat patients with prostate cancer. The study is expected to test MULTIKINE as a therapy to be used prior to surgical removal of the prostate gland. The head and neck cancer study will involve up twenty patients who have failed using conventional therapies. The head and neck cancer study in the U.S. is being conducted in conjunction with the Company's Canadian head and neck cancer study.

         In January l997 the FDA authorized a clinical trial using MULTIKINE to determine its safety in the potential treatment of HIV infected individuals and to determine its effect on various immune system responses.

         In April 1997, pursuant to authorization from Israeli health authorities, a clinical trial was begun using MULTIKINE to treat head and neck cancer patients. In September l997 the Company started a similar clinical trial in Canada. The Canadian study will involve up to 21 patients who are scheduled for surgery or radiation.

         Viral Technologies, Inc. ("VTI"), a wholly-owned subsidiary of the Company, is engaged in the development of a possible treatment/vaccine for AIDS. VTI's technology may also have application in the treatment of AIDS- infected individuals and the diagnosis of AIDS. VTI's AIDS treatment/vaccine, HGP-30, has completed certain Phase I human clinical trials. In the Phase I trials, the vaccine was administered to volunteers who were not infected with the HIV virus in an effort to determine safe and tolerable dosage levels.

         In April 1995 VTI, with the approval of the California Department of Health Services Food and Drug Branch (FDB), began another clinical trial in California using volunteers who received two vaccinations. The volunteers receiving the two lowest dosage levels were asked to donate blood for a SCID mouse HIV challenge study. The SCID mouse is considered by many scientists to be the best available animal model for HIV because it lacks its own immune system and therefore permits human cell growth. White blood cells from the five (5) vaccinated volunteers and from normal donors were injected into groups of SCID mice. They were then challenged with high levels of a different strain of the HIV virus than the one from which HGP-30 is derived. Infection by virus was determined and confirmed by two different assays, p24 antigen, a component of the virus core, and reverse transcriptase activity, an enzyme critical to HIV replication. Approximately 78% of the SCID mice given blood from vaccinated volunteers showed no HIV infection after virus challenge as compared to 13% of the mice given blood from unvaccinated donors.

         In September 1997 VTI completed a Phase I safety study of the HGP-30 AIDS vaccine in 24 HIV infected patients. The study showed that immunizations with the HGP-30 vaccine coupled with KLH were safe in AIDS patients.

    In June 1998 approval was received to begin clinical trials of the HGP-30 vaccine in the Netherlands. The upcoming study using VTI's vaccine will be the only Phase II AIDS vaccine study ongoing in Europe and will focus on the vaccine's ability to generate immune responses against the viral subtypes most common around the globe. In the upcoming trial, 30 healthy, HIV-negative volunteers will be studied at the Institute for Clinical Pharmacology, Pharna Bio Research, in the Netherlands and will receive one of three different dosages of the vaccine. The results from this Phase II trial are expected to produce critical dose response information which will be useful for future trials.

         The Company's main focus is now to determine the ability of the HGP-30 vaccine to prevent, as opposed to only treat, AIDS.

         All of the Company's products are in the early stages of development. The Company does not expect to develop commercial products for several years, if at all. The Company has had operating losses since its inception, had an accumulated deficit of approximately $38,695,000 at September 30, 1997, and expects to incur substantial losses for the foreseeable future.

         The Company's executive offices are located at 8229 Boone Blvd., Suite 802, Vienna, Virginia 22314, and its telephone number is (703) 549-5293.

         As of May 15, 1998 the Company had 11,515,736 shares of Common Stock issued and outstanding.

                                 RISK FACTORS

         The securities offered hereby represent a speculative investment and involve a high degree of risk. Therefore, prospective investors should read this Prospectus and carefully consider, among others, the following risk factors in addition to the other information set forth in this Prospectus prior to making an investment.

         Offering Proceeds. This Offering is being made by certain Selling Shareholders. The Company will not receive any proceeds from the sale of the shares by the Selling Shareholders.

         Lack of Revenues and History of Loss. The Company has had only limited revenues since it was formed in 1983. Since the date of its formation and through March 31, 1998, the Company has incurred net losses of approximately $(41,526,000). The Company has relied principally upon the proceeds of public and private sales of securities to finance its activities to date. All of the Company's potential products are in the early stages of development, and any commercial sale of these products will be many years away. Accordingly, the Company expects to incur substantial losses for the foreseeable future.

         Need for Additional Capital. Clinical and other studies necessary to obtain approval of a new drug can be time consuming and costly, especially in the United States, but also in foreign countries. The different steps necessary to obtain regulatory approval, especially that of the Food and Drug Administration ("FDA"), involve significant costs. The Company expects that it will need additional financing in order to fund the costs of future clinical trials, related research, and general and administrative expenses. The Company may be forced to delay or postpone development and research expenditures if the Company is unable to secure adequate sources of funds. These delays in development may have an adverse effect on the Company's ability to produce a timely and competitive product. There can be no assurance that the Company will be able to obtain additional funding from other sources.

          Viral Technologies, Inc. ("VTI"), a wholly-owned subsidiary of the Company, is dependent upon funding from the Company for its operations and research programs.

         Cost Estimates. The Company's estimates of the costs associated with future clinical trials and research may be substantially lower than the actual costs of these activities. If the Company's cost estimates are incorrect, the Company will need additional funding for its research efforts.

         Government Regulation - FDA Approval. Products which may be developed by the Company or Viral Technologies, Inc. (or which may be developed by affiliates or licensees) will require regulatory approvals prior to sale. In particular, therapeutic agents and diagnostic products are subject to approval, prior to general marketing, by the FDA in the United States and by comparable agencies in most foreign countries. The process of obtaining FDA and corresponding foreign approvals is costly and time consuming, particularly for pharmaceutical products such as those which might ultimately be developed by the Company, Viral Technologies, Inc. or its licensees, and there can be no assurance that such approvals will be granted. Any failure to obtain or any delay in obtaining such approvals may adversely affect the ability of potential licensees or the Company to successfully market any products developed. Also, the extent of adverse government regulations which might arise from future legislative or administrative action cannot be predicted. The clinical trial which the Company's affiliate, Viral Technologies, Inc., is conducting in California is regulated by government agencies in California and obtaining approvals from states for clinical trials is likewise expensive and time consuming.

         Dependence on Others to Manufacture Product. The Company has an agreement with an unrelated corporation for the production, until 2000, of MULTIKINE for research and testing purposes. At present, this is the Company's only source of MULTIKINE. If this corporation could not, for any reason, supply the Company with MULTIKINE, the Company estimates that it would take approximately six to ten months to obtain supplies of MULTIKINE under an alternative manufacturing arrangement. The Company does not know what cost it would incur to obtain this alternative source of supply.

         Technological  Change.  The  biomedical  field in which the  Company is involved is undergoing rapid and significant technological change. The successful development of therapeutic agents and diagnostic products through Company financed research or as a result of possible licensing arrangements with pharmaceutical or other companies, will depend on its ability to be in the technological forefront of this field. There can be no assurance that the Company will achieve or maintain such a competitive position or that other technological developments will not cause the Company's proprietary technologies to become uneconomical or obsolete.

         Patents. Certain aspects of the Company's technologies are covered by U.S. and foreign patents. In addition, the Company has a number of patent applications pending. There is no assurance that the applications still pending or which may be filed in the future will result in the issuance of any patents. Furthermore, there is no assurance as to the breadth and degree of protection any issued patents might afford the owners of the patents and the Company.

Disputes may arise between the owners of the patents or the Company and others as to the scope, validity and ownership rights of these or other patents. Any defense of the patents could prove costly and time consuming and there can be no assurance that the Company or the owners of the patents will be in a position, or will deem it advisable, to carry on such a defense. Other private and public concerns, including universities, may have filed applications for, or may have been issued, patents and are expected to obtain additional patents and other proprietary rights to technology potentially useful or necessary to the Company. The scope and validity of such patents, if any, the extent to which the Company or the owners of the patents may wish or need to acquire the rights to such patents, and the cost and availability of such rights are presently unknown. Also, as far as the Company relies upon unpatented proprietary technology, there is no assurance that others may not acquire or independently develop the same or similar technology. The Company's first MULTIKINE patent will expire in the year 2000. Since the Company does not know if it will ever be able to sell MULTIKINE on a commercial basis, the Company cannot predict what effect the expiration of this patent will have on the Company. Notwithstanding the above, the Company believes that later issued patents will protect the technology associated with MULTIKINE past the year 2000.

         Product Liability and Lack of Insurance. Although the Company has product liability insurance for MULTIKINE and its HGP-30 vaccines, the successful prosecution of a product liability case against the Company could have a materially adverse effect upon its business if the amount of any judgment exceeds the Company's insurance coverage.

         Dependence on Management and Scientific Personnel. The Company is dependent for its success on the continued availability of its executive officers. The loss of the services of any of the Company's executive officers could have an adverse effect on the Company's business. The Company does not carry key man life insurance on any of its officers. The Company's future success will also depend upon its ability to attract and retain qualified scientific personnel. There can be no assurance that the Company will be able to hire and retain such necessary personnel.

         Options, Warrants and Convertible Securities. The Company has issued options, warrants and other convertible securities ("Derivative Securities") which allow the holders to acquire additional shares of the Company's Common Stock. In some cases the Company has agreed that, at its expense, it will make appropriate filings with the Securities and Exchange Commission so that the securities underlying certain Derivative Securities will be available for public sale. Such filings could result in substantial expense to the Company and could hinder future financings by the Company.

         For the terms of these Derivative Securities, the holders thereof will have an opportunity to profit from any increase in the market price of the Company's Common Stock without assuming the risks of ownership. Holders of such Derivative Securities may exercise and/or convert them at a time when the Company could obtain additional capital on terms more favorable than those provided by the Derivative Securities. The exercise or conversion of the Derivative Securities will dilute the voting interest of the owners of presently outstanding shares of the Company's Common Stock and may adversely affect the ability of the Company to obtain additional capital in the future. The sale of the shares of Common Stock issuable upon the exercise or conversion of the Derivative Securities could adversely affect the market price of the Company's stock. See "Dilution and Comparative Share Data".

         Competition. The competition in the research, development and commercialization of products which may be used in the prevention or treatment of cancer and AIDS is intense. Major pharmaceutical and chemical companies, as well as specialized genetic engineering firms, are developing products for these diseases. Many of these companies have substantial financial, research and development, and marketing resources and are capable of providing significant long-term competition either by establishing in-house research groups or by forming collaborative ventures with other entities. In addition, both smaller companies and non-profit institutions are active in research relating to cancer and AIDS and are expected to become more active in the future.

         Lack of Dividends. There can be no assurance that the operations of the Company will result in any revenues or will be profitable. At the present time, the Company intends to use available funds to finance any possible growth of the Company's business. Accordingly, while payment of dividends on the Company's Common Stock rests within the discretion of the Board of Directors, no common stock dividends have been declared or paid by the Company. The Company does not presently intend to pay dividends on its common stock and there can be no assurance that dividends will ever be paid.

         Dilution.   Persons   purchasing  the  securities   offered  by  this
Prospectus will suffer an immediate dilution in the per share net tangible book value of their Common Stock.

         Preferred Stock. The Company's Articles of Incorporation authorize the Company's Board of Directors to issue up to 200,000 shares of Preferred Stock. The provisions in the Company's Articles of Incorporation relating to the Preferred Stock would allow the Company's directors to issue Preferred Stock with multiple votes per share and dividends rights which would have priority over any dividends paid with respect to the Company's Common Stock. The issuance of Preferred Stock with such rights may make the removal of management difficult even if such removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in certain transactions such as mergers or tender offers if such transactions are not favored by incumbent management.

                     DILUTION AND COMPARATIVE SHARE DATA

         As of May 15, 1998, the Company had 11,515,736 shares of its Common Stock outstanding with a net tangible book value (total assets less total liabilities and intangible assets) of approximately $1.40 per share.

         The net tangible book value of a share of the Company's Common Stock is substantially less than the price which investors will pay for the shares offered by this Prospectus. The difference between the price paid by persons who purchase the Securities offered by this Prospectus and the net tangible book value of the Company's Common Stock is the dilution attributable to each share of Common Stock.

        "Net tangible book value per share" is the amount that results from subtracting the total liabilities and intangible assets of the Company from its total assets and dividing such amount by the shares of Common Stock then outstanding.

         The following table reflects the additional shares which may be issued as a result of the exercise of outstanding options and warrants or the conversion of other securities issued by the Company. By means of a separate registration statement filed with the Securities and Exchange Commission the shares of common stock referenced in notes A through F are being offered for public sale. The shares of common stock issuable upon the exercise of options which are held by the Company's officers and directors, and which are referenced in Note G, are being offered for sale by means of this prospectus. See "Selling Shareholders".

                                                      Number of       Note
                                                        Shares      Reference

Outstanding as of May 15, 1998                       11,515,736

Shares to be issued upon conversion of
Series D Preferred Stock, assuming
conversion price of $8.28 per share                   1,207,730         A

Shares issuable upon exercise of
Series A and Series B Warrants                        1,100,000         A

Shares issuable upon exercise of
Sales Agent Warrants                                     50,000         B

Shares granted to public relations
consultant and shares issuable
upon exercise of options
granted to financial consultants                        204,000         C

Shares issuable upon exercise of
Class A and Class B Warrants                            233,188         D

Shares issuable upon exercise of warrants
held by former holders of the
Company's Series B Preferred Stock.                      82,250         E

Shares issuable upon exercise of
warrants sold in Company's 1992
Public Offering/1998 Exchange Offer                   1,035,000         F

Shares  issuable  upon  exercise of options
and  warrants  granted to  Company's
officers, directors, employees, consultants,
and third parties                                     2,492,346         G

A. In December 1997, the Company sold 10,000 shares of its Series D Preferred Stock, 550,000 Series A Warrants and 550,000 Series B Warrants, to ten institutional investors for $10,000,000. The Series D Preferred Shares may be converted into shares of the Company's Common Stock. Prior to September 19, 1998 (or such earlier date as the market price of the Company's Common Stock is $3.45 or less for five consecutive trading days) the number of shares issuable upon the conversion of each Series D Preferred Share is to be determined by dividing $1,000 by $8.28. On or after September 19, 1998 the number of shares issuable upon the conversion of each Series D Preferred Share is to be determined by dividing $1,000 by the lower of (i) $8.28, or (ii) the average price of the Company's common stock for any two trading days during the ten trading days preceding the conversion date. Each Series A Warrant allows the holder to purchase one share of the Company's common stock for $8.62 at any time prior to December 22, 2001. Each Series B Warrant allows the holder to purchase one share of the Company's Common Stock for $9.31 at any time prior to December 22, 2001.

B. In connection with the Company's December l997 sale of Series D Preferred Shares and Warrants Shoreline Pacific Institutional Finance, the Sales Agent for such offering, received a commission plus warrants to purchase 50,000 shares of the Company's Common Stock (the "Sales Agent Warrants"). The Sales Agent Warrants are exercisable at a price of $8.62 per share at any time prior to December 22, 2001.

C.       The  Company  has  agreed to issue  9,000  shares of common  stock to a public relations consultant and options for the purchase of an additional 195,000 shares of common stock to certain financial consultants in consideration for services provided to the Company. The options are exercisable at prices ranging between $5.00 and $7.31 per share and expire between October 1998 and September 2002.

D. In December 1996 the Company raised $2,850,000 from the sale of units consisting of 2,850 shares of the Company's Series C Preferred Stock, 379,763 Class A Warrants and 379,763 Class B Warrants. The Series C Preferred Shares were convertible into shares of the Company's Common Stock on the basis of one share of Preferred Stock for shares of Common Stock equal in number to the amount determined by dividing $1,000 by the 85% of Closing Price of the Company's Common Stock (the "Conversion Price"). The term "Closing Price" was defined as the average closing bid price of the Company's Common Stock over the five-day trading period ending on the day prior to the conversion of the Preferred Stock. Notwithstanding the above, the Conversion Price could not be more than $4.00. Each Class A Warrant entitles the holder to purchase one share of the Company's common stock at a price of $4.50 per share at any time prior to March 15, 1998. Each Class B Warrant entitles the holder to purchase one share of the Company's common stock at a price of $4.50 per share at any time prior to March 15, 1999. As of April 30, 1998 all shares of the Series C Preferred Stock had been converted into 9l5,27l shares of the Company's Common Stock, 273,163 Series A Warrants had been exercised and 253,175 Series B Warrants had been exercised.

E. In August 1996 the Company sold, in a private transaction, 5,000 shares of its Series B Preferred Stock (the "Preferred Shares") for $5,000,000 or $1,000 per share. At the purchasers' option, up to 2,500 Preferred Shares were convertible, on or after November 7, 1996 (the "Effective Date"), into shares of the Company's Common Stock on the basis of one share of Preferred Stock for shares of Common Stock equal in number to the amount determined by dividing $1,000 by 85% of the Closing Price of the Company's Common Stock. All Preferred Shares were convertible, on or after 40 days from the Effective Date, on the basis of one share of Preferred Stock for shares of the Company's Common Stock equal in number of the amount determined by dividing $1,000 by 85% of the Closing Price of the Company's Common Stock. The term "Closing Price" was defined as the average closing bid price of the Company's Common Stock over the five-day trading period ending on the day prior to the conversion of the Preferred Stock. Notwithstanding the above, the conversion price could not be less than $3.60 nor more than $14.75. The Preferred Shares were entitled to a quarterly dividend of $17.50 per share. Prior to December 20, 1996 1,900 Series B Preferred Shares were converted into 527,774 shares of the Company's common stock. In December 1996 the Company repurchased 2,850 Series B Preferred
         Shares for $2,850,000 plus warrants which allow the holders to purchase up to 99,750 shares of the Company's common stock for $4.25 per share at any time prior to December 15, 1999. The Company raised the funds required for this repurchase from the sale of its Series C Preferred Stock. In May 1997 all remaining 250 shares of the Series B Preferred Stock were converted into 69,444 shares of common stock. As of April 30, l998 Warrants for the purchase of 17,500 shares of common stock had been exercised.

F. In connection with the Company's February 1992 public offering, the Company issued 5,175,000 warrants. Every five warrants allows the warrant holder to purchase one share of the Company's common stock for $6.00 per share at any time prior to August 1, 1998. Between January 9, 1998 and February 17, 1998 the holders of the Company's outstanding warrants were given the opportunity to purchase one share of the Company's Common Stock and one Series A Warrant in exchange for five warrants and $6.00 (the "Exchange Offer"). Each Series A Warrant allows the holder to purchase one additional share of the Company's Common Stock for $l0.00 at any time prior to February 7, 2000. During the period of the Exchange Offer, 582,025 warrants were tendered, the Company received proceeds of approximately $698,000 and a total of 116,405 Series A Warrants were issued to the warrant holders participating in the Exchange Offer.

G. The options are exercisable at prices ranging from $2.38 to $14.10 per share. The Company may also grant options to purchase additional shares under its Incentive Stock Option and Non-Qualified Stock Option Plans.


                               USE OF PROCEEDS

         All of the shares offered by this Prospectus are being offered by certain owners of the Company's Common Stock (the Selling Shareholders) and were issued by the Company in connection with the Company's employee stock bonus or stock option plans. None of the proceeds from this offering will be received by the Company. Expenses expected to be incurred by the Company in connection with this offering are estimated to be approximately $10,000. The Selling Shareholders have agreed to pay all commissions and other compensation to any securities broker/dealers through whom they sell any of the Shares.

                             SELLING SHAREHOLDERS

         The Company has issued (or may in the future issue) shares of its common stock to various persons pursuant to certain employee incentive plans adopted by the Company. The employee incentive plans provide for the grant, to selected employees of the Company and other persons, of either stock bonuses or options to purchase shares of the Company's Common Stock. Persons who received Shares pursuant to the Plans and who are offering such Shares to the public by means of this Prospectus are referred to as the "Selling Shareholders".

         The Company has adopted a number of Stock Option Plans as well as a Stock Bonus Plan. A summary description of these Plans follows. In some cases these Plans are collectively referred to as the "Plans".

         Incentive Stock Option Plans. The Company has Incentive Stock Option Plans which collectively authorize the issuance of up to 1,100,000 shares of the Company's Common Stock to persons that exercise options granted pursuant to the Plan. Only Company employees may be granted options pursuant to the Incentive Stock Option Plan.

         Non-Qualified Stock Option Plans. The Company has Non-Qualified Stock Option Plans which collectively authorize the issuance of up to 2,760,000 shares of the Company's Common Stock to persons that exercise options granted pursuant to the Plans. The Company's employees, directors, officers, consultants and advisors are eligible to be granted options pursuant to the Plans, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. The option exercise price is determined by the Committee but cannot be less than the market price of the Company's Common Stock on the date the option is granted.

         Stock Bonus Plans. The Company has Stock Bonus Plans which collectively allow for the issuance of up to 140,000 shares of Common Stock. Such shares may consist, in whole or in part, of authorized but unissued shares, or treasury shares. Under the Stock Bonus Plan, the Company's employees, directors, officers, consultants and advisors are eligible to receive a grant of the Company's shares, provided however that bona fide services must be rendered by consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

         Summary. The following sets forth certain information, as of April 30, 1998, concerning the stock options and stock bonuses granted by the Company. Each option represents the right to purchase one share of the Company's Common Stock.

                 Total Shares   Shares Reserved  Shares issued   Remaining
                  Reserved      for Outstanding    as Stock      Options/Shares
Name of Plan      Under Plan        Options          Bonus       Under Plans
-------------     -----------   ----------------  -----------   ---------------
Incentive Stock
 Option Plans      1,100,000        585,216            N/A          496,617
Non-Qualified
Stock Option Plans 2,760,000      1,528,267            N/A          894,524
Stock Bonus Plans    140,000         N/A             5,754          134,246

TOTAL:

         The following table summarizes the options granted to the Company's officers, directors, employees and consultants pursuant to the Plans as of April 30, 1998. Certain options were granted in accordance with the Company's Salary Reduction Plan. Pursuant to the Salary Reduction Plan, any employee of the Company was allowed to receive options (exercisable at market price at time of grant) in exchange for a reduction in such employee's salary.

            Name of
          Option Holder                      Shares Subject to Options (1)
          -------------                      -----------------------------

          Maximilian de Clara                            426,333
          Geert R. Kersten                               811,750
          Patricia B. Prichep                            118,000
          M. Douglas Winship                              67,000
          Eyal Talor, Ph.D                                73,500
          Prem Sarin, Ph.D                                68,500
          Daniel Zimmerman, Ph.D                          61,000
          Mark Soresi                                    105,000
          F. Donald Hudson                               137,000
          Employees and Consultants                      245,400
                                                         -------
            to Company                                 2,113,483

(1) The options issued to the Company's officers and directors are exercisable at prices ranging from $2.38 to $5.62 per share. The other options issued to certain employees of and consultants to the Company are exercisable at prices ranging from $2.38 to $14.10 per share.

         Shares issuable upon the exercise of options granted to the Company's officers and directors pursuant to the Plans, as well as shares issued pursuant to the Stock Bonus Plan, are being offered by means of this Prospectus. The following table provides certain information concerning the shareholdings of the Company's officers and directors and the shares offered by means of this Prospectus.

                                                       Number of Shares
                      Number of     Number of Shares   to be Beneficial-
  Name of              Shares        Being Offered     ly Owned on Com- Percent
  Selling            Beneficially   Bonus    Option    pletion of the      of
Shareholder            Owned      Shares(2) Shares(3)  Offering          Class
----------------     -----------  --------- ---------  --------------  --------
Maximilian de Clara        --         --   426,333              --        --
Geert R. Kersten      105,495 (1)    555   811,750         104,940         *
Patricia B. Prichep     3,348        318   118,000           3,030         *
M. Douglas Winship        438        438    67,000              --        --
Eyal Talor, Ph.D        1,909      1,909    73,500              --        --
Prem Sarin, Ph.D          376        376    68,500              --        --
Daniel Zimmerman, Ph.D 20,431        361    61,000          20,700         *
Mark V. Soresi         15,000         --   105,000          15,000         *
F. Donald  Hudson                     --   137,000              --        --

* Less than 1%.

(1) Includes  shares held in trusts for the benefit of Mr.  Kersten's  children.
(2) Represents shares issued as stock bonus. Of these, all but 1,500 shares were issued, in lieu of cash, as the Company's matching contribution to its 401(k) pension plan. (3) Represents shares issued or issuable upon exercise of stock options.

         Mr. de Clara and Mr. Kersten are officers and directors of the Company. Ms. Prichep, Mr. Winship, Dr. Talor, Dr. Sarin and Dr. Zimmerman are officers of the Company. Mr. Soresi and Mr. Hudson are directors of the Company.

         Each Selling Shareholder has represented that the Shares were purchased for investment and with no present intention of distributing or reselling such Shares. However, in recognition of the fact that holders of restricted securities may wish to be legally permitted to sell their Shares when they deem appropriate, the Company has filed with the Commission under the Securities Act of 1933 a Form S-8 registration statement of which this Prospectus forms a part with respect to the resale of the Shares from time to time in the over-the-counter market or in privately negotiated transactions.

       Certain of the Selling Shareholders, their associates and affiliates may from time to time be employees of, customers of, engage in transactions with, and/or perform services for the Company or its subsidiaries in the ordinary course of business.


                                PLAN OF DISTRIBUTION
         The Selling Shareholders may sell the Shares offered by this Prospectus from time to time in negotiated transactions in the over-the-counter market at fixed prices which may be changed from time to time, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through broker/dealers, and such broker/dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders and/or the purchasers of the Shares for which such broker/dealers may act as agent or to whom they may sell, as principal, or both (which compensation as to a particular broker/dealer may be in excess of customary compensation).

         The Selling Shareholders and any broker/dealers who act in connection with the sale of the Shares hereunder may be deemed to be "underwriters" within the meaning of ss.2(11) of the Securities Acts of 1933, and any commissions received by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. The Company has agreed to indemnify the Selling Shareholders and any securities broker/dealers who may be deemed to be underwriters against certain liabilities, including liabilities under the Securities Act as underwriters or otherwise.

         The Company has advised the Selling Shareholders that they and any securities broker/dealers or others who may be deemed to be statutory underwriters will be subject to the Prospectus delivery requirements under the Securities Act of 1933. The Company has also advised each Selling Shareholder that in the event of a "distribution" of the shares owned by the Selling
Shareholder, such Selling Shareholder, any "affiliated purchasers", and any broker/ dealer or other person who participates in such distribution may be subject to Rule 102 under the Securities Exchange Act of 1934 ("1934 Act") until their participation in that distribution is completed. A "distribution" is defined in Rule 102 as an offering of securities "that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods". The Company has also advised the Selling Shareholders that Rule 101 under the 1934 Act prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of the Common Stock in connection with this offering.

                             DESCRIPTION OF COMMON STOCK

         The shares of Common Stock offered by this Prospectus are fully paid and non-assessable. Holders of the Common Stock do not have preemptive rights. Each stockholder is entitled to one vote for each share of Common stock held of record by such stockholder. There is no right to cumulate votes for election of directors. Upon liquidation of the Company, the assets then legally available for distribution to holders of the Common Stock will be distributed ratably among such shareholders in proportion to their stock holdings. Holders of Common Stock are entitled to dividends when, as and if declared by the Board of Directors out of funds legally available therefor.

                                GENERAL
         The Company's Bylaws provide that the Company will indemnify its directors and officers against expense and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them as a result of their being or having been Company directors or officers unless, in any such action, they have acted with gross negligence or willful misconduct. Officers and Directors are not entitled to be indemnified for claims or losses resulting from a breach of their duty of loyalty to the Company, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or a transaction from which the director derived an improper personal benefit. Insofar as indemnification for liabilities arising under the Securities Act of l933 may be permitted to the Company's directors and officers, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of l933, and is, therefore, unenforceable.

         No dealer, salesman, or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with this offering and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the selling shareholders. This prospectus does not constitute an offer to sell, or a solicitation of any offer to buy, the securities offered in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the affairs of the Company since the date hereof or that any information contained herein is correct as to any time subsequent to its date.

         All dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is an addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.